UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  OCTOBER 28, 2011

APEX 2, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-54112	80-0725943
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

MAP Universal LLC

c/o Martin Mobarak

 90 SW 3rd Street, Penthouse 4

Miami, FL 33130

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

772-216-6460

 (ISSUER TELEPHONE NUMBER)

4115 Blackhawk Plaza Circle, Suite 100

Danville, CA 94506

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

SECTION 5 – CORPORATE GOVERANCE AND MANAGEMENT

Item 5.01 Change in Control of Registrant.

On Oct 28, 2011, our sole officer and director, Richard Chiang entered into a Share Purchase Agreement pursuant to which he sold an aggregate of 10,000,000 shares of his shares of the Registrant’s common stock to MAP Universal LLC. at a purchase price of $50,000. In aggregate, these shares represent 100% of the Registrant’s issued and outstanding common stock. Effective upon the closing of the Share Purchase Agreement, Richard Chiang owns no shares of the Registrant’s stock.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

On Oct 28, 2011, the Registrant accepted the resignations of Richard Chiang as the Registrant’s President, Chief Executive Officer, Chief Financial Officer, Secretary and Chairman of the Board of Directors. These resignations are in connection with the consummation of the Share Purchase Agreement with MAP Universal LLC. and was not the result of any disagreement with Registrant on any matter relating to Registrant's operations, policies or practices. Effective as of the same date, to fill the vacancies created by Richard Chiang’s resignations, the Registrant elected and appointed Martin Mobarak as President, Chief Executive Officer, and Chairman of the Board of Directors of the Registrant.

Martin Mobarak is the Chief Executive Officer and director and controlling stockholder of MAP Universal LLC. and may be deemed the beneficial owner of the shares of the Registrant's Common Stock owned by it.

Biographical Information for Martin Mobarak

Martin Mobarak Age 46, President, CEO, and Director

Mr. Mobarak is the President and CEO of MAP Universal LLC, the owner and operator of Cía Minera Dorosa, S.A. de C.V in Mexico City, Mexico. Cía Minera Dorosa, is a development stage silver mine project in the process of mining for silver for delivery to larger mineral resource companies. Since the acquisition of the mining claim in 2009, Mr. Mobarak has introduced access to the infrastructure such as electrical power, water supply, mining equipment and a laboratory facility capable of processing 400 tons of ore per day.

MAP Universal LLC. Miami, FL 2008 – Present

Position: President, CEO

Mr. Martin Mobarak, began his professional experience as a Bering Sea fisherman in 1989. By 1992, Mr. Mobarak owned a multi-vessel commercial and charter fishing fleet in Alaska. In Alaska, he went on to found Servcom Inc.  Servcom was one of the first Internet service providers supplying connectivity for the City of Anchorage, Alaska and the surrounding areas.  Servcom was later sold to an affiliate of AT&T for one million dollars. From 1997 to 1999 Mr.

Mobarak entered the hospitality industry by building a Hotel & Bed and Breakfast in Mexico. In 2001 Mr. Mobarak purchased a hangar at a regional airport in South Florida and started several aviation enterprises under the name Mobarak Aircraft LLC, which included; Interior design, furniture, and fixtures. In addition, he launched a jet fuel service, a food service under the name Frankie’s Jet Way Café, and a private aircraft leasing company, Air Charter of Florida. Mr. Mobarak sold his aviation business to Rizzivi, a hedge fund in 1998 for $8.9 million dollars.

As of the date of this filing, there has not been any material plan, contract or arrangement (whether or not written) to which any of our officers or directors are a party in connection with their appointments at APEX 2, Inc.

SECTION 9 – FINANCIAL STATEMENTS AND EXHBITIS

Item 9.01 Financial Statement and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits. Not applicable.

  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

APEX 2, Inc.

By:  /s/ Martin Mobarak

Name:  Martin Mobarak

Title: President and Chief Executive Officer

Dated: November 2, 2011